Exhibit 99.1

May 1, 2015 VIA HAND DELIVERY Alberto Santa Ines Abaxis, Inc.
Corporate Headquarters
3240 Whipple Road, Union City, CA  94587
Phone: 510.675.6500       Fax: 510.441.6150
www.abaxis.com
Abaxis Europe GmbH
Otto-Hesse-Strasse 19
T9, 3. OG Ost
D-64293 Darmstadt Germany
Phone +.49.6151.350790
Fax     +.49.6151.3507911

3240 Whipple Road
Union City, CA  94587

Re:	Transition/Separation Agreement

Dear Al:

Abaxis, Inc. (the “Company”) recognizes and appreciates your valuable service to the Company, and wishes you the very best as you head into retirement.  In order to provide the Company with a smooth transition of your responsibilities to other personnel, we are offering you the terms set forth below:

1.                  Transition.  You will remain employed as our Chief Financial Officer and Vice President of Finance, on the same terms as you are currently employed, through July 31, 2015 (the “Transition Date”).  You will cease to be an executive officer of the Company on the Transition Date; however, if you execute the Release attached hereto as Exhibit A (the “Release”) on the Transition Date, and allow that Release to become effective, then the Company will retain you as a part-time employee from the Transition Date on an at will basis through May 15, 2016 (the “Separation Date”).

2.                   Duties, Compensation & Benefits.

(a)                 Between August 1, 2015 and the Separation Date (the “Transition Period”), in your capacity as a part-time employee of the Company, you will provide transition assistance to corporate financial projects and provide such advice, expertise or knowledge with respect to your former duties as Chief Financial Officer at Abaxis or other matters in which you were involved, as may be requested by the Company subject to the direction of the Chairman and Chief Executive Officer.  You will be paid $10.00 per hour (or such higher rate as constitutes the applicable minimum hourly wage in Union City, California), less standard deductions and withholdings, and will not be eligible for any Company benefits.  As an “at will” employee of the Company, your employment will remain subject to termination by either you or the Company for any reason and at any time through the Transition Period.

(b)                You have been granted restricted stock units (“RSUs”), some of which are subject to time-based vesting (“Time-Based RSUs”) and some of which are subject to both performance- and time-based vesting (“Performance-Based RSUs”).  The RSUs were granted pursuant to, and are subject to the terms of, the Abaxis, Inc. 2005 Equity Incentive Plan or the Abaxis, Inc. 2014 Equity Incentive Plan.  Your Time-Based RSUs will continue to vest during the Transition Period pursuant to the terms of the governing agreement and the applicable equity incentive plan.  Provided that you execute the Release on the Transition Date, and allow that Release to become effective, and remain a part-time employee of the Company in good standing through the Separation Date, then all time-based vesting requirements of the Performance-Based RSUs granted in April 2014 shall be accelerated and deemed satisfied in full on the Separation Date.  Except as expressly provided in the prior sentence, the RSUs will continue to be governed by the terms of their governing agreements and the applicable equity incentive plan.

(c)                  The Company will provide you with the bonus (if any) for the quarter ending June 30, 2015 that you would have been paid had you continued in your full time executive officer capacity until the date bonuses are earned and paid to other executive officers for such quarter pursuant to the terms of the our existing management incentive plan (the “Payment Date”), provided that you continue as an employee under this Agreement through the Payment Date.  Any such bonus will be paid at the same time as bonuses for such quarter are paid to other executive officers and will be subject to required deductions and withholdings.  You will not be eligible to receive any other bonuses after the Transition Date.

3.                   Accrued Salary and Paid Time Off.  On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation, subject to required payroll deductions and withholdings.  You are entitled to these payments regardless of whether or not you sign this Agreement.

4.                   No Other Compensation or Benefits.  Except as expressly provided in this Agreement, you have not earned and will not receive from the Company any compensation or benefits after the Transition Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account).  After the Transition Date, you will not be entitled to any severance or change in control benefits, including but not limited to those outlined in the Company’s Executive Change of Control Severance Plan or in the Company’s equity incentive plans.  Without limiting the generality of the foregoing, in the event there is a change in control of the Company after the Transition Date, notwithstanding the terms of the Company’s Executive Change in Control Severance Plan, the agreements governing your RSUs and the Company’s equity incentive plans, you will not be entitled to any acceleration of vesting as a result of such change in control.

5.                  Miscellaneous.  This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other agreements, promises, warranties or representations concerning its subject matter.  This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company.  This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law.  This Agreement will be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles.  Any ambiguity in this Agreement will not be construed against either party as the drafter.  Any waiver of a breach of this Agreement, or rights hereunder, must be in writing and will not be deemed to be a waiver of any successive breach or rights hereunder.  This Agreement may be executed in counterparts, which will be deemed to be part of one original, and facsimile and scanned image copies of signatures will be equivalent to original signatures.

If this Agreement is acceptable to you, please sign and date below and send me the fully signed Agreement on the date of this letter.  The Company’s offer contained in this Agreement will automatically expire if we do not receive the fully signed Agreement from you within this timeframe.

Congratulations on your well-deserved retirement.

Sincerely,

Abaxis, Inc.

By:	/s/ Clint Severson
Clint Severson
Chairman and Chief Executive Officer

Exhibit A –Release

Understood and Agreed:

/s/ Alberto Santa Ines
Alberto Santa Ines

5/1/2015
Date

Exhibit A

RELEASE

(To be signed on the Transition Date.)

In consideration for the benefits provided to me by Abaxis, Inc. (the “Company”) pursuant to my letter agreement with the Company dated May 1, 2015 (the “Agreement”), I agree to the terms below.

I hereby release the Company, its current and past parents, subsidiaries, successors, predecessors, and affiliates, and each of such entities’ current and past officers, directors, agents, servants, employees, partners, members, managers, attorneys, shareholders, successors, and assigns, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I sign this Release (the “Release”).

This release of claims includes, but is not limited to, a release of:  (a) all claims directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; (b) all claims or demands related to salary, bonuses, fees, retirement contributions, profit-sharing rights, commissions, stock, stock options, or any other ownership or equity interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation or benefit; (c) claims for breach of contract, wrongful termination, or breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for negligence, fraud, defamation, intentional and negligent infliction of emotional distress, and/or physical injuries; and (e) all federal, state, and local statutory claims or causes of action in any jurisdiction, including but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Fair Employment and Housing Act (as amended), and/or the California Labor Code.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (the “ADEA Waiver”), and that the consideration given for the ADEA Waiver in this paragraph is in addition to anything of value to which I am already entitled.  I further acknowledge that I have been advised, as required by the ADEA, that:  (i) my ADEA Waiver does not apply to any rights or claims that may arise after the date that I sign this Release; (ii) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (iii) I have 21 days to consider this Release (although I may choose voluntarily to sign it earlier); (iv) I have seven days following the date I sign this Release to revoke the ADEA Waiver (by providing written notice of my revocation to the Company’s CEO); and (v) the ADEA Waiver will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date that this Release is signed by me provided that I do not revoke it.

I UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.  I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to my release of claims herein, including but not limited to the release of unknown and unsuspected claims.

Notwithstanding the foregoing, excluded from this release are: (i) any rights I have under the Agreement; (ii) any rights to indemnification I may have pursuant to any written indemnification agreement to which I am a party or of which I am a third party beneficiary, or under applicable law; or (iii) any rights or claims that cannot be waived as a matter of law.   I am waiving, however, my right to any monetary recovery should any governmental agency or entity pursue any claims on my behalf.

A-1

This Release, together with the Agreement (including all exhibits thereto), constitutes the complete, final and exclusive embodiment of the entire agreement between me and the Company with regard to this subject matter.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained in the Release or the Agreement, and it entirely supersedes any other such promises, warranties or representations, whether oral or written.

By:
Alberto Santa Ines

Date:

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